                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  June 7, 2001
                Date of Report (Date of earliest event reported)



                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


    Nevada                       000-29182                      11-3292094
(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)



              43-40 Northern Boulevard, Long Island City, NY 11101
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (718) 937-3700


                  80-02 Kew Gardens Road, Kew Gardens, NY 11415
                 (Former Address, if Changed Since Last Report)

                           PART II. OTHER INFORMATION

ITEM 5.   OTHER EVENTS.

         On June 7, 2001, we issued to our President, Chief Executive Officer and Director, Bruce Bendell, shares of our common stock, $.01 par value per share (the "Common stock"), pursuant to his election to convert 400,000 of his 500,000 shares of our 1997-Major Series of Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock was issued to Mr. Bendell in connection with that certain merger agreement by and among our wholly-owned subsidiary, Major Acquisition Corp., Major Automotive Group, Inc. and Mr. Bendell.

         Pursuant to the conversion rate of the Preferred Stock, as more fully described in The Certificate of Designation of the Powers, Preferences, Limitations, Restrictions, and Relative Rights of the 1997-Major Series of Convertible Preferred Stock, the number of shares of our Common Stock, after adjusting for all subsequent stock splits effected by us, and based on the market price of our Common stock on the date of election of conversion by Mr. Bendell, into which 400,000 shares of 1997-Major Series of Convertible Preferred Stock issued to Mr. Bendell is converted is 1,777,778 shares.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE MAJOR AUTOMOTIVE COMPANIES, INC.


                                          /S/ BRUCE BENDELL
                                          --------------------------------------
                                          Bruce Bendell, Chief Executive Officer

Dated: June 8, 2001

                                      -2-